EXHIBIT 10.1
FIRST AMENDMENT TO THE
PROMISSORY NOTE

This FIRST Amendment to THE PROMISSORY NOTE (this “Amendment”) is made and entered into in respect of that certain Promissory Note, dated October 5, 2023 (the “Note”), by and between First Guaranty Bancshares, Inc. (the “Company”) and Smith & Tate Investment, L.L.C. (the “Noteholder”), as successor to Burke & Herbert Bank & Trust Company, as successor to Summit Community Bank, Inc.

WHEREAS, the terms of the Note provide for the payment of thirty-nine (39) quarterly installments of principal in the amount of One Million Seven Thousand and Eight Hundred Twelve Dollars and Fifty Cents ($1,007,812.50) (the “Principal Payment”), plus accrued interest through such date (each, an “Interest Payment”), beginning on December 31, 2023 and continuing on the last day of each consecutive calendar quarter thereafter (each, a “Payment Date”), followed by a final payment on October 5, 2033 equal to the then-outstanding principal balance and all accrued but unpaid interest, penalties and fees due thereon;

WHEREAS, the terms of the Note further provide that the Note shall bear interest at a rate equal to the Prime Index Rate as published by the Wall Street Journal, minus one-half of one percent (0.50%) per annum, and as adjusted and repriced at the end of each calendar quarter thereafter, subject to a minimum rate of four and forty-nine hundredths of one percent (4.49%) per annum;

WHEREAS, Section 8.5 of that certain Loan Agreement, dated as of October 5, 2023 (the “Loan Agreement”), provides that any amendments or modifications to the Note must be in writing and signed by the Noteholder; and

WHEREAS, the Company and the Noteholder have agreed to certain amendments and modifications to the Note.

NOW, THEREFORE, in consideration of the foregoing, and the other promises, covenants and agreements set forth in this Amendment, the parties agree as follows:

1.Waiver of Principal Payment. The Noteholder agrees to waive payment of the Principal Payment for the four (4) consecutive calendar quarters, beginning on the June 30, 2025, Payment Date and ending on the March 31, 2026, Payment Date (the “Modified Payment Period”), such that the next required Principal Payment on the Note as hereby amended shall be June 30, 2026.

2.Waiver of Covenants. The Noteholder agrees to waive compliance with Section 5.15.2 of the Loan Agreement, relating to the Modified Texas Ratio, such that the breach of such covenant shall not constitute an Event of Default per the Loan Agreement, which waiver shall only be effective during the Modified Payment Period.

3.Modification of Interest Payment. Each Interest Payment that becomes due and payable during the Modified Payment Period shall, at the Company’s option, be made either (a) in cash as provided in the Note, or (b) in shares of common stock of the Company, $1.00 par value (the “Common Stock”), with the number of shares of Common Stock to constitute each such Interest Payment equaling (i) the cash payment due as of such Payment Date based on the then-applicable interest rate as provided in the Note; divided by (ii) the consolidated closing bid price per share on the trading day immediately preceding the Interest Payment Date. The Common Stock will be issued to the Noteholder’s designee. The number of shares of Common Stock will be rounded down to the nearest whole share.

4.Effect of Amendment. Except as provided herein, all terms and conditions of the Note and the Loan Agreement will remain in full force and effect. This Amendment will not constitute an amendment or waiver of any provision of the Note not expressly amended by this Amendment.

5.Multiple Counterparts. For the convenience of the parties, this Amendment may be signed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so signed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Amendment. A facsimile or electronic scan in a “.pdf” format transmission of a signed counterpart of this Amendment will be sufficient to bind the party or parties whose signature(s) appear thereon.

6.Effectiveness. This Amendment will become effective upon the execution hereof by the Company and the Noteholder.

7.Miscellaneous. All capitalized terms used, but not otherwise defined herein, will have the meanings given to them in the Note. This Amendment will be binding upon and will inure to the benefit of the parties hereto, their respective legal representatives, successors in title, and assigns. In the event any provision of this Amendment is held to be invalid or unenforceable, such invalidity or unenforceability will not affect the validity or enforceability of any other provision hereof.
[Signature Page Follows]

[Signature Page to Amendment]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first above written.
FIRST GUARANTY BANCSHARES, INC.

By: /s/ Michael R. Mineer
Michael R. Mineer
President and Chief Executive Officer

IN WITNESS WHEREOF, the undersigned Noteholder has caused this Amendment to be executed as of the date first above written.

SMITH & TATE INVESTMENTS, L.L.C.

By: /s/ Edgar R. Smith, III
Name: Edgar Ray Smith III
Title: []